AMENDMENT NO. 1
                                       TO
                              CONSULTING AGREEMENT


     This Amendment No. 1 to the Consulting Agreement (the "Consulting Agreement") made and entered into as of the 8th day of August 2004, between China Health Holding, Inc., a Nevada corporation with its principal office for business located at Park Place Suite 3400 - 666 Burrard Street, Vancouver, BC Canada V6C 2X8 (the "Company"), and National Media Asociates, a California corporation with its principal office for business located at 4515 Ocean View Blvd., Suite 305, La Canada, California 91011 (the "Consultant") is made on the 6th day of September 2004.

                                   WITNESSETH:

     WHEREAS, on August 8, 2004, the Company and Consultant entered into the Consulting Agreement, a copy of which is annexed hereto as Exhibit 1; and

     WHEREAS, the parties now desire to amend the Consulting Agreement as hereinafter set forth.

     NOW, THEREFORE, in consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Consulting Agreement is hereby amended as follows:

     1. Section 1 of the Consulting Agreement is hereby amended to be and read as follows:

     "The Consultant shall provide nonexclusive major media consulting services to the Company, such duties to include news feature development, establishing relations with financial advisory newsletter writers and with other trade and advertising media interested in the Company and its innovative line of alternative health products. The Consultant shall also provide an investor relations program of communications to the U.S. institutional, brokerage and retail investor communities. This work is SUBJECT ALWAYS to the control and direction of the CEO and Board of Directors of the Company. Additionally, the Consultant shall consult and advise the CEO and Company on a variety of corporate matters on an on-going basis, as these may relate to the above programs. All services provided by Consultant to the Company shall be on a non-exclusive basis."

     2. Section 4 of the Consulting Agreement is hereby amended to be and read as follows:

     "It is agreed that the principal remuneration of servicing the programs defined under this Agreement shall be compensated: (a) by the issuance to designated principals of Consultant of 700,000 (seven hundred thousand) shares of the Company's common stock from the Company, and also (b) by the issuance to designated principals of Consultant of 300,000 (three hundred thousand) shares of the Company's common stock from the Company which shares shall be included in a registration statement if the Company determines to register shares after the date of this Agreement for its own account or the account of others under the Securities

Act of 1933, as amended ("Registration Rights"); and (c) by the issuance of options to purchase 1,000,000 (One Million) shares of the Company's common stock at an exercise price equal to $US 0.10 per share, to designated principals of Consultant. Such options shall expire three (3) years after the date of this Agreement. The Consultant hereby acknowledges that only the compensation described under Section 4(b) above shall have Registration Rights. Consultant shall provide the Company with a detailed 2-year working schedule of the investor relations program described in Section 1 hereunder that is satisfactory to the Company no later than thirty (30) days after the Company pays the remuneration under this Section 4."

     2. (A) This agreement shall be construed and interpreted in accordance with the laws of the State of California without giving effect to the conflict of laws rules thereof or the actual domiciles of the parties.

     (B) Except as amended hereby, the terms and provisions of the Consulting Agreement shall remain in full force and effect, and the Consulting Agreement is in all respects ratified and confirmed. On and after the date of this agreement, each reference in the Consulting Agreement to the "Agreement", "hereinafter", "herein", "hereinafter", "hereunder", "hereof", or words of like import shall mean and be a reference to the Consulting Agreement as amended by this agreement.

     (C) This agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single amendment.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first stated above.

                                    CHINA HEALTH HOLDING, INC.

                                        /s/ Julianna Lu
                                        -------------------
                                    By: Julianna (jenny) Lu
                                    Title: President and Chief Executive Officer


                                    NATIONAL MEDIA ASSOCIATES

                                        /s/ Michael Baybak
                                        ------------------
                                    By: Michael Baybak
                                    Title:

STATE OF _____________     )
                           ) ss.
COUNTY OF ___________      )


     On this day of ___________, 2004, before me, a Notary Public duly authorized in the state and county named above to take acknowledgments, personally appeared Michael Baybak, the ____________________ of National Media Associates and that he in such capacity, being authorized so to do, executed the foregoing instrument for the purposes therein contained.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                                (Notary Public)

                                                 My Commission Expires: